Exhibit 10.32

NINTH AMENDMENT
TO FIRST AMENDED AND RESTATED LOAN PROGRAM AGREEMENT

This NINTH AMENDMENT TO THE FIRST AMENDED AND RESTATED LOAN PROGRAM AGREEMENT (this “Amendment”) is made as of February 17, 2021 (the “Amendment Effective Date”) by and between CROSS RIVER BANK, an FDIC-insured New Jersey state-chartered bank (“Bank”), and SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (“Sunlight”), amends the terms of that certain First Amended and Restated Loan Program Agreement dated as of February 12, 2018, by and between Bank and Sunlight (as previously amended, the “Existing Agreement” and as amended by this Amendment, the “Agreement”). Sunlight and Bank are collectively referred to herein as the “Parties”. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Existing Agreement.

RECITALS

WHEREAS, the Existing Agreement allows the Parties to mutually agree in writing to modify the Existing Agreement;

WHEREAS, the Parties now desire to amend certain terms and conditions in the Existing Agreement, including, without limitation, to permit the Loans (as defined in the Existing Agreement) to be provided to Borrowers who are fluent only in Spanish pursuant to Spanish language Loan Documents (as defined in the Existing Agreement);

NOW, THEREFORE, in consideration of the foregoing premises and the following terms, and for other good and valuable consideration, the Parties, intending to be legally bound, further agree as follows:

1.	APPROVALS UNDER THE EXISTING AGREEMENT

1.1.	Pursuant to Section 3.1(v) of the Existing Agreement, Bank has provided its prior written consent for Sunlight’s use of the Spanish language Loan Documents for all purposes under the Existing Agreement. For the avoidance of doubt, the forms of the Loan Documents shall not be modified without Bank’s prior written consent.

2.	EFFECTIVENESS OF THE AGREEMENT

2.1.	Unless otherwise defined or modified in this Amendment, all capitalized words or terms used in this Amendment shall have the definitions ascribed to such words or terms in the Existing Agreement. From and after the effectiveness of this Amendment, references in the Existing Agreement to “the Agreement” or words of similar effect, shall refer to the Existing Agreement as amended by this Amendment.

2.2.	Except as expressly amended and modified by this Amendment, all terms and conditions set forth in the Existing Agreement shall remain unmodified, binding, and in full force and effect. This Amendment as applied to the Existing Agreement and the Administration Agreement collectively set forth the entire agreement and understanding of the Parties regarding the particular subject matter of this Amendment, and merges and supersedes all prior or contemporaneous agreements, discussions and correspondence pertaining to the subject matter of this Amendment. This Amendment may be executed in counterpart copies, each of which, and together, shall be effective as original, binding instruments. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

2.3.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, including general obligations law Section 5-1401, but otherwise without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed as of the day and year first above written.

SUNLIGHT FINANCIAL LLC

By:	/s/ Barry Edinburg
Name:	Barry Edinburg
Title:	Chief Financial Officer

CROSS RIVER BANK

By:	/s/ Gilles Gade
Name:	Gilles Gade
Title:	Chief Financial Officer

By:	/s/ Arlen Gelbard
Name:	Arlen W. Gelbard
Title:	EVP, General Counsel

3